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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 (File No. 333-XXXX) of our report, which includes explanatory paragraphs relating to the adoption of, and changes in, certain accounting principles, dated July 9, 1996, on our audits of the combined financial statements of the Insurance Operations of I.C.H. Corporation Acquired by Southwestern Financial Corporation. We also consent to the reference to our firm under the caption "Experts."

                                            COOPERS & LYBRAND L.L.P.

Dallas, Texas
October 2, 1996